Exhibit 1.01

Allison Transmission Holdings, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2021

This Conflict Minerals Report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended. Rule 13p-1 was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products that contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as tantalum, tin, tungsten and gold. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict in the Democratic Republic of Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”). This Conflict Minerals Report has not been subject to an independent private sector audit.

1.	Company Overview and Product Description

Allison Transmission Holdings, Inc. and its subsidiaries (“Allison”, “we,” “us” or “our”) design and manufacture vehicle propulsion solutions, including commercial-duty on-highway, off-highway and defense fully automatic transmissions and electric hybrid and fully electric systems. We generate our net sales primarily from the sale of vehicle propulsion solutions, service and component parts, support equipment, defense kits, engineering services, royalties and extended transmission coverage to a wide array of original equipment manufacturers, distributors and the U.S. and other governments.

We conducted an analysis of our products and found that conflict minerals are necessary to the production or functionality of our commercial, defense, electric hybrid and fully electric propulsion solutions.

A complete description of our products can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 17, 2022.

2.	Reasonable Country of Origin Inquiry

We conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the Covered Countries. As a company engaged in the design and manufacture of commercial and defense fully automatic transmissions and electric hybrid and fully electric propulsion systems, we are several levels removed from the actual mining of conflict minerals. We do not make purchases of raw ore or unrefined conflict minerals and we conduct no purchasing activities in the Covered Countries. In order to determine whether conflict minerals used in the manufacture of our products originated in the Covered Countries, we relied on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from their suppliers.

Scope of RCOI. Our RCOI included conducting an inquiry of our global supply chain of direct ferrous, metallic, and electrical component suppliers, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to identify the smelters and refiners responsible for processing the conflict minerals.

To assist in the collection of data and in engaging our suppliers, we enlisted a third party data collection and analysis vendor to conduct outreach, training and verification of supplier responses. As part of our global supply-chain survey, we received representations from our suppliers regarding the source of conflict minerals and compared the smelters and refiners identified in the CMRT responses against the list of smelter and refinery facilities which have been identified as conflict free by programs such as RMI’s Responsible Minerals Assurance Process for conflict minerals. In an effort to obtain the highest practical response rate, our process included multiple rounds of communication and follow-up through mail, email and telephone calls. We created and maintained a database of this information.

RCOI Results. We identified approximately 418 of our direct ferrous, metallic, and electrical component suppliers as part of our RCOI. We received responses from approximately 53% of the suppliers solicited and reviewed the responses against criteria developed to determine which responses required additional engagement, including incomplete responses and inconsistencies within the data reported. We worked with these suppliers to obtain a revised response or additional clarity regarding their submission.

3.	Due Diligence

We conducted due diligence on the source and chain of custody of the conflict minerals that are included in our products and for which, based on our RCOI, we have not been able to determine whether the conflict minerals may have originated in the Covered Countries and may not have come from recycled or scrap sources.

Design of Due Diligence. Allison’s due diligence procedures were designed to conform with the Organisation of Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, which is an internationally recognized due diligence framework. Our due diligence process included:

Establishing Company Management Systems. We adopted a conflict minerals policy that governs the supply-chain of conflict minerals from the Covered Countries. In addition, we organized an internal management team to support our supply chain due diligence efforts. This cross-functional team, led by our Chief Compliance Officer and a team of subject matter experts from relevant functional areas, oversees our conflict minerals due diligence process. Senior management and the Audit Committee of our Board of Directors received information regarding the Conflict Minerals legislation and our compliance efforts.

Identifying and Assessing Risk in the Supply Chain. Through our RCOI process, we solicited all ferrous, metallic, and electrical component direct suppliers with a CMRT to obtain information about the source of any conflict minerals. Our efforts largely focused on confirming the accuracy and quality of the representations our direct suppliers made regarding the source and chain of custody of their conflict minerals and comparing the smelters and refiners identified in the CMRT responses against the list of smelter and refinery facilities which have been identified as “conflict free”.

Designing and Implementing a Strategy to Respond to Risks. Our conflict minerals team is responsible for identifying and responding to risks in our supply chain. In addition, we monitor and track information received from suppliers, including a list of smelters and refiners identified through CMRT responses.

Supporting Independent Third-Party Audits of Supply Chain. We do not have a direct relationship with any conflict minerals smelters and refiners; therefore, we rely on the RMI’s Responsible Minerals Assurance Process to manage and report results of the independent third-party audits and the related certifications of the smelters and refiners.

Reporting on Supply Chain Due Diligence. This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.allisontransmission.com.

4.	Due Diligence Results.

Because we have not received sufficient and complete responses from all suppliers and many of the supplier responses provided data at a company level rather than at a product level, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of conflict minerals in our products. Based on the CMRT responses from our direct suppliers, we believe that, to the best of our knowledge, the smelters and refiners listed in Annex A to this conflict minerals report may have been used to process the conflict minerals contained in our products.

5.	Future Due Diligence Measures.

As we further develop our due diligence program in calendar year 2022, we intend to continue implementing the following steps to improve the information gathered from our due diligence efforts and to further mitigate the risk that our necessary conflict minerals do not benefit armed groups:

•	include language in new or renewed supplier contracts that requires the supplier to support our conflict minerals program;

•	engage with suppliers to increase the response rate, completeness and accuracy of supply-chain surveys; and

•	monitor relevant trade associations and the OECD to evaluate best practices in determining whether products contain conflict minerals.

ANNEX A

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	L’Orfebre S.A.	ANDORRA

Gold	Morris and Watson Gold Coast	AUSTRALIA

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Industrial Refining Company	BELGIUM

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Marsam Metals	BRAZIL

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	CCR Refinery—Glencore Canada Corporation	CANADA

Gold	Royal Canadian Mint	CANADA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Shandong Gold Smelting Co., Ltd.	CHINA

Gold	Shandong Humon Smelting Co., Ltd.	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Super Dragon Technology Co., Ltd.	CHINA

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	C.I Metales Procesados Industriales SAS	COLOMBIA

Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA

Gold	SAFINA A.S.	CZECHIA

Gold	SAAMP	FRANCE

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Aurubis AG	GERMANY

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Germany GmbH Co. KG	GERMANY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Gold Coast Refinery	GHANA

Gold	Augmont Enterprises Private Limited	INDIA

Gold	Bangalore Refinery	INDIA

Gold	CGR Metalloys Pvt Ltd.	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	JALAN & Company	INDIA

Gold	Kundan Care Products Ltd.	INDIA

Gold	MD Overseas	INDIA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Sai Refinery	INDIA

Gold	Shirpur Gold Refinery Ltd.	INDIA

Gold	Sovereign Metals	INDIA

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	8853 S.p.A.	ITALY

Gold	Chimet S.p.A.	ITALY

Gold	Italpreziosi	ITALY

Gold	Safimet S.p.A	ITALY

Gold	T.C.A S.p.A	ITALY

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Chugai Mining	JAPAN

Gold	Dowa	JAPAN

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Japan Mint	JAPAN

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Torecom	KOREA, REPUBLIC OF

Gold	TSK Pretech	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Sellem Industries Ltd.	MAURITANIA

Gold	Caridad	MEXICO

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	REMONDIS PMR B.V.	NETHERLANDS

Gold	Morris and Watson	NEW ZEALAND

Gold	K.A. Rasmussen	NORWAY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Sudan Gold Refinery	SUDAN

Gold	Boliden AB	SWEDEN

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Cendres + Métaux S.A.	SWITZERLAND

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	PAMP S.A.	SWITZERLAND

Gold	PX Précinox S.A.	SWITZERLAND

Gold	Valcambi S.A.	SWITZERLAND

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Istanbul Gold Refinery	TURKEY

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	African Gold Refinery	UGANDA

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Alexy Metals	UNITED STATES OF AMERICA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Materion	UNITED STATES OF AMERICA

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA

Gold	Pease & Curren	UNITED STATES OF AMERICA

Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	KEMET de Mexico	MEXICO

Tantalum	PRG Dooel	NORTH MACEDONIA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	EM Vinto	BOLIVIA

Tin	OMSA	BOLIVIA

Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Soft Metais Ltda.	BRAZIL

Tin	Super Ligas	BRAZIL

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA

Tin	PT Babel Surya Alam Lestari	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Tin	Precious Minerals and Smelting Limited	INDIA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	PT Masbro Alam Stania	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Mitra Sukses Globalindo	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Rajawali Rimba Perkasa	INDONESIA

Tin	PT Rajehan Ariq	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tin	PT Timah Nusantara	INDONESIA

Tin	PT Timah Tbk Kundur	INDONESIA

Tin	PT Timah Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Dowa	JAPAN

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Pongpipat Company Limited	MYANMAR

Tin	Minsur	PERU

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Fenix Metals	POLAND

Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION

Tin	Luna Smelter, Ltd.	RWANDA

Tin	CRM Synergies	SPAIN

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Thaisarco	THAILAND

Tin	Alpha Metals	UNITED STATES

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten	Cronimet Brasil Ltda	BRAZIL

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	China Molybdenum Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Xinlu Tungsten	China

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	GEM Co., Ltd.	CHINA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Artek LLC	RUSSIAN FEDERATION

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 1	Russian Federation

Tungsten	OOO “Technolom” 2	Russian Federation

Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM